As filed with the Securities and Exchange Commission on May 16, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENOVA SYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

California	95-3056150
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)
19850 South Magellan Drive
Torrance, California 90502
(Address of principal executive offices, including zip code)
2006 Equity Compensation Plan
(Full Title of the Plan)
Jarett Fenton, Chief Financial Officer
Enova Systems, Inc.
19850 South Magellan Drive
Torrance, California 90502
(310) 527-2800
(Name, Address, and Telephone Number of Agent for Service)
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum	Amount of
Securities to be	Amount to be	Offering Price per	Aggregate Offering	Registration
Registered	Registered	Share (1)	Price	Fee
Common Stock, no par value	3,000,000	$6.22	$18,660,000	$572.86

(1)	Estimated solely for the purpose of computing the amount of the registration fee under Rules 457(c) and (h) of the Securities Act based upon the average of the high and low prices of the Registrant’s common stock reported on the American Stock Exchange on
May 11, 2007.
This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
          The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors, or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
Item 2. Registration Information and Employee Plan Annual Information.
          The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors, or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          Enova Systems, Inc. (the “Registrant”) incorporates by reference in this Registration Statement the following documents filed previously with the Commission:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (filed April 2, 2007)

•	Quarterly Report on Form 10-Q for the period ended March 31, 2007 (filed May 14, 2007)

•	Current Report on Form 8-K dated March 27, 2007 (filed April 2, 2007)

•	The description of the Registrant’s Common Stock contained in the Registration Statement on Form S-1 (333-117321) and incorporated by reference to the Registrant’s Registration Statement on Form 8-A (1-33001) filed with the Commission on August 28, 2006 pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating the description.
          We also incorporate by reference any filings made by the Registrant with the Commission in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Registration Statement and before the termination of the offering. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference in this document.
Item 4. Description of the Securities
          Not applicable.
Item 5. Interests of Named Experts and Counsel
          Not applicable.

Item 6. Indemnification of Directors and Officers
     Section 317 of the California General Corporation Law (the “CGCL”) provides that a subject corporation shall have the power to indemnify any agent of the corporation (including directors and officers) who was or is a party to any proceeding or threatened proceeding (other than an action by or in the right of the corporation) against expenses, judgments, fines, settlements and other amounts incurred if that person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. Section 317 of the CGCL further provides that a subject corporation shall have the power to indemnify any agent of the corporation who was or is a party to any proceeding or threatened proceeding by or in the right of the corporation against expenses incurred in connection with the defense or settlement of the proceeding if the person acted in good faith and in a manner the person believed to be in the best interests f the corporation and our shareholders.
     Under Section 317 of the CGCL, to the extent that an agent of a subject corporation is successful on the merits in the defense of an action, the corporation must indemnify such person for his or her actual and reasonable expenses incurred in connection with such defense. Under Section 317 of the CGCL, a subject corporation may advance expenses of an indemnifiable person in defending an action; provided that such advancement of expenses may be made only if the person provides an undertaking to reimburse the corporation if it is ultimately determined that the person is not entitled to be indemnified against such expenses.
     The Registrant has entered into agreements to provide indemnification for our directors and certain officers in addition to the indemnification provided for in the Bylaws. These agreements, among other things, indemnify such parties to the fullest extent permitted by California law for certain expenses (including attorneys’ fees), and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such persons arising out of or in connection with such persons’ service as directors or officers of the Registrant or an affiliate of the Registrant.
     The above described provisions relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1993, as amended.
Item 7. Exemption from Registration Claimed
     Not applicable
Item 8. Exhibits

Exhibit
Number	Description of Document

5.1	Opinion of Reed Smith LLP

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP, Independent Registered Public Accounting Firm

23.2	Consent of PMB Donovan + Helin LLP, Independent Registered Public Accounting Firm

23.3	Consent of Reed Smith LLP (included in Exhibit 5.1 to this Registration Statement)

99.1	2006 Equity Compensation Plan (previously filed and incorporated herein by reference from the Registrant’s Definitive Proxy Statement on Schedule 14A, dated November 1, 2006, as Appendix A)
Item 9. Undertakings
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
          Provided, however,
          Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Torrance, state of California, on this 15 day of May, 2007.

ENOVA SYSTEMS, INC.

By:	/s/ Jarett Fenton
Jarett Fenton, Chief Financial Officer
Dated: May 15, 2007
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Edwin O. Riddell Edwin O. Riddell	Chief Executive Officer, President, and Director (Principal Executive Officer)	May 15, 2007

/s/ Jarett Fenton Jarett Fenton	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 15, 2007

/s/ Anthony N. Rawlinson Anthony N. Rawlinson	Director, Chairman of the Board	May 15, 2007

/s/ Bjorn Ahlstrom Bjorn Ahlstrom	Director	May 15, 2007

/s/ Malcolm Currie Malcolm Currie	Director	May 15, 2007

/s/ Donald H. Dreyer Donald H. Dreyer	Director	May 15, 2007

/s/ Sten Langenius Sten Langenius	Director	May 15, 2007

/s/ John R. Wallace John R. Wallace	Director	May 15, 2007

EXHIBIT INDEX

Exhibit
Number	Description of Document

5.1	Opinion of Reed Smith LLP

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP, Independent Registered Public Accounting Firm

23.2	Consent of PMB Donovan + Helin LLP, Independent Registered Public Accounting Firm

23.3	Consent of Reed Smith LLP (included in Exhibit 5.1 to this Registration Statement)

99.1	2006 Equity Compensation Plan (previously filed and incorporated herein by reference from the Registrant’s Definitive Proxy Statement on Schedule 14A, dated November 1, 2006, as Appendix A)